PUTNAM INVESTMENT GRADE MUNICIPAL TRUST II

                Amendment No. 3 to Amended and Restated Bylaws

         WHEREAS, Section 12. 1, Part I, paragraph 6(c), of the Bylaws (the "Bylaws") of Putnam Investment Grade Municipal Trust II (the "Trust") permits the Trustees of the Trust (the "Trustees") to amend, alter or repeal certain provisions of the Bylaws, subject to written confirmation from Standard & Poor's Rating Services ("S&P") and Moody's Investor Services, Inc. ("Moody's") that such amendment, alteration or repeal will not affect the ratings then assigned to the Trust's outstanding Remarketed Preferred Shares ("RP"; terms used without definition in this amendment have the respective meanings ascribed to them in the Bylaws);

         WHEREAS, the Trustees desire to amend Section 12.1, Part I, paragraph 12 of the Bylaws;

         WHEREAS, Moody's and S&P have confirmed to the Trust that such amendment will not impair its ratings of outstanding RP;

         NOW, THEREFORE, the Bylaws are hereby amended as follows:

         Section 12. 1, Part 1, paragraph 12 is amended and restated to read in full as follows:

12. Futures and Options Transactions: Forward Commitments. (a) For so long as any shares of RP are rated by S&P, the Trust will not purchase or sell futures contracts, write, purchase or sell options on futures contracts or write put options (except covered put options) or call options (except covered call options) on portfolio securities unless it receives written confirmation from S&P that engaging in such transactions will not impair the rating then assigned to such shares of RP by S&P, except that the Trust may purchase or sell futures contracts based on the Bond Buyer Municipal Bond Index (the "Municipal Index") or on U.S. Treasury Bonds, Bills or Notes ("Treasury Futures") and write, purchase or sell put and call options on such contracts (collectively "S&P Hedging Transactions"), subject to the following limitations:

         (A) the Trust will not engage in any S&P Hedging Transactions based on the Municipal Index (other than transactions which terminate a futures contract or option held by the Trust by the Trust's taking an opposition position thereto ("Closing Transactions")), which would cause the Trust at the time of such transaction to own or have sold (1) 1,001 or more outstanding futures contracts based on the Municipal Index, (2) outstanding futures contracts based on the Municipal Index exceeding in number 25% of the quotient of the Market Value of the Trust's total assets divided by $100,000 or (3) outstanding futures contracts based on the Municipal Index exceeding in number 10% of the average daily open interest in futures contracts based on the Municipal Index in the thirty days preceding the time of effecting such transaction as reported by The Wall Street Journal;

         (B) the Trust will not engage in any S&P Hedging Transaction based on Treasury Futures (other than Closing Transactions) which would cause the Trust at the time of such transaction to own or have sold (1) outstanding futures contracts based on Treasury Futures exceeding in number 50% of the quotient of the Market Value of the Trust's total assets divided by $100,000 ($200,000 in the case of futures on the two year Treasury Note and $1,000,000 in the case of futures on Treasury Bills) or (2) outstanding futures contracts based on a particular Treasury instrument exceeding in number 10% of the average daily open interest in such futures contracts in the thirty days preceding the time of effecting such transaction as reported by The Wall Street Journal;

         (C) the Trust will engage in Closing Transactions to close out any outstanding futures contracts which the Trust owns or has sold or any outstanding option thereon owned by the Trust in the event (1) the Trust does not have S&P Eligible Assets with an aggregate Discounted Value equal to or greater than the RP Basic Maintenance Amount on two consecutive Valuation Dates and (2) the Trust is required to pay Variation Margin on the second such Valuation Date; and

         (D) when the Trust engages in an S&P Hedging Transaction, it will maintain an amount of cash, cash equivalents or short-term, money market securities or longer term fixed income obligations rated, in the case of longer term securities, at least A in a segregated account with the Trust's custodian, so that the amount so segregated plus the amount of Initial Margin and Variation Margin held in the account of or on behalf of the Trust's broker with respect to such futures contract or option equals the following:

         Writing covered call options on futures:

                           the higher of the Market Value of the instruments underlying the options contract or the strike price of the options contract.

         Writing covered put options on futures:

                           the strike price of the options contract.

         Buying futures:

                           the Trust's purchase obligation under the futures contract.

         Selling futures:
                                      -2-
                           the higher of the Market Value of the instruments or index underlying the futures contract and the market price at which the futures will settle at expiration.

         For purposes of determining whether the Trust has S&P Eligible Assets with a Discounted Value that equals or exceeds the RP Basic Maintenance Amount, amounts deposited as Initial Margin and, for futures contracts only, Variation Margin shall not constitute S&P Eligible Assets and securities held in the segregated account contemplated by paragraph 12 (a) (D) above shall have the following Discount Factors.

         Type Of Contract                            Discounted Value
                                                     Of Segregated Securities

         Writing covered call options on futures:

                           The Discounted Value of segregated securities is equal to the lower of the strike price of the option or the Discounted Value of the segregated securities.

         Writing covered put options on futures:

                           The Discounted Value of segregated securities is equal to the lower of the Discounted Value of the segregated securities and the Trust's purchase obligation.

         Futures:

                           The Discounted Value of segregated securities is determined by reference to the S&P Exposure Period from the date of calculation to the contract expiration date.

(b) For so long as any shares of RP are rated by Moody's, the Trust will not buy or sell futures contracts, write, purchase or sell put or call options on futures contracts or write put or call options (except covered call or put options) on portfolio securities unless it receives written confirmation from Moody's that engaging in such transactions would not impair the rating then assigned to any shares of RP by Moody's, except that the Trust may purchase or sell exchange-traded futures contracts based on the Municipal Index or Treasury Futures and purchase, write or sell exchange-traded put options on such futures contracts and purchase, write or sell exchange-traded call options on such futures contracts (collectively "Moody's Hedging Transactions"), subject to the following limitations:

         (A) the Trust will not engage in any Moody's Hedging Transaction based on the Municipal Index (other than Closing Transactions) which would cause the Trust at the time of such transaction to own or have sold outstanding futures contracts based on the

         Municipal Index exceeding in number 10% of the average number of daily traded futures contracts based on the Municipal Index in the thirty days preceding the time of effecting such transaction as reported by The Wall Street Journal;

         (B) the Trust will engage in Closing Transactions to close out any outstanding futures contract based on the Municipal Index if the amount of open interest in the Municipal Index as reported by The Wall Street Journal is less than 5,000.

         (C) the Trust will not enter into an option or futures transaction unless, after giving effect thereto, the Trust would continue to have Moody's Eligible Assets with an aggregate Discounted Value equal to or greater than the RP Basic Maintenance Amount; and

         (D) when the Trust engages in a Moodys Hedging Transaction, it will maintain an amount of cash, cash equivalents or short-term, money market securities or longer term fixed income obligations rated, in the case of longer term obligations, at least A2 in a segregated account with the Trust's custodian, so that the amount so segregated plus the amount of Initial Margin and Variation Margin held in the account of or on behalf of the Trust's broker with respect to such futures contract or option equals the following:

         Writing covered call options on futures:

                           the higher of the Market Value of the instruments underlying the options contract or the strike price of the options contract.

         Writing covered put options:

                           the strike price of the options contract.

         Buying futures:

                           the Trust's purchase obligation under the futures contract.

         Selling futures:

                           the higher of the Market Value of the instruments or index underlying the futures contract and the price at which the futures contract will settle at expiration.

For purposes of determining whether the Trust has Moody's Eligible Assets with an aggregate Discounted Value that equals or exceeds the RP Basic Maintenance Amount, the Discounted Value of Moody's Eligible Assets which the Trust is obligated to deliver pursuant to an outstanding futures contract or option shall be as follows (unless the Trust receives written confirmation to the contrary from Moody's): (i) assets subject to call options written by the Trust which are either exchange-traded and "readily reversible" or which expire within 48 days after
                                      -4-
the date as of which such valuation is made shall be valued at the lesser of
(a) Discounted Value and (b) the exercise price of the call option written by the Trust; (ii) assets subject to call options written by the Trust not meeting the requirements of clause (i) shall have no value and (iii) assets subject to put options written by the Trust shall be valued at the lesser of (a) the exercise price and (b) the Discounted Value of such security.

         For purposes of determining whether the Trust has Moody's Eligible Assets with an aggregate Discounted Value that equals or exceeds the RP Basic Maintenance Amount, the following amounts shall be added to the RP Basic Maintenance Amount required to be maintained by the Trust under paragraph 8 (a) of this Part I of Section 12.1 (unless the Trust receives written confirmation to the contrary from Moody's): (i) 10% of the exercise price of a written call option; (ii) the exercise price of any written put option; (iii) where the Trust is the seller under a futures contract which does not settle in cash, 10% of the settlement price of the futures contract; (iv) where the Trust is the purchaser under a futures contract which does not settle in cash, 10% of the settlement price of assets to be purchased under such futures contract; (v) the settlement price of the underlying futures contract if the Trust writes put options on a futures contract; and (vi) 105% of the Market Value of the underlying futures contracts if the Trust writes call options on futures contracts and does not own the underlying contract.

         (c) For so long as any shares of RP are rated by Moody's, the Trust will not enter into any contract to purchase securities for a fixed price at a future date beyond customary settlement time (other than such contracts that constitute Moody's Hedging Transactions that are permitted under paragraph 12(b) of this Part I of Section 12. 1) unless it receives written confirmation from Moody's that engaging in such transactions would not impair the rating then assigned to such shares of RP by Moody's except that the Trust may enter into such contracts ("Forward Commitments"), subject to the following limitations:

         (A) the Trust will maintain in a segregated account with its custodian cash, cash equivalents or short-term, fixed income securities rated P-1, MIG-1 or VMIG-1 by Moody's with a face value that equals or exceeds the amount of the Trust's obligations under any Forward Commitments to which it is from time to time a party or longer-term fixed income securities with a Discounted Value that equals or exceeds the amount of the Trust's obligations under any Forward Commitments to which it is from time to time a party; and

         (B) the Trust will not enter into a Forward Commitment unless, after giving effect thereto, the Trust would continue to have Moody's Eligible Assets with an aggregate Discounted Value equal to or greater than the RP Basic Maintenance Amount.

         For purposes of determining whether the Trust has Moody's Eligible Assets with an aggregate Discounted Value that equals or exceeds the RP Basic Maintenance Amount, the Discounted Value of all Forward Commitments to which the Trust is a party and of all securities deliverable to the Trust pursuant to such Forward Commitments shall be zero.

         This amendment is effective as of May 24, 1999.

                                      -6-